                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           ELITRA PHARMACEUTICALS INC.

         Dr. Harry F. Hixson, Jr. and Alana B. McNulty hereby certify that:

         ONE:     The present name of this corporation is Elitra Pharmaceuticals
Inc. The corporation was originally incorporated under the name of Rajyabiotics Corporation, and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is February 19, 1998.

         TWO:     They are the duly elected and acting President and Secretary, respectively, of Elitra Pharmaceuticals, a Delaware corporation.

         THREE:   The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                       I.

         The name of the corporation is ELITRA PHARMACEUTICALS INC. (the "Corporation" or the "Company").

                                       II.

         The address of the registered office of the Corporation in the State of Delaware is:

                           National Registered Agents, Inc.
                           9 East Loockerman Street
                           Dover, DE  19901
                           County of Kent

         The name of the Corporation's registered agent at said address is National Registered Agents.

                                      III.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("DGCL").

                                       IV.

         A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred seven million five hundred seventy-six thousand six hundred forty-eight (107,576,648) shares, seventy million (70,000,000) shares of which shall be Common Stock (the "Common Stock") and thirty-seven million five hundred seventy-six

                                       1.

thousand six hundred forty-eight (37,576,648) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. Four million five hundred forty-five thousand four hundred fifty-six (4,545,456) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), twenty-one million six hundred fifty-one thousand sixty-three (21,651,063) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), one million forty-one thousand six hundred sixty-seven (1,041,667) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred"), one million five hundred thirty-eight thousand four hundred sixty-two (1,538,462) of the authorized shares of Preferred Stock are hereby designated "Series D Preferred Stock" (the "Series D Preferred") and eight million eight hundred thousand (8,800,000) shares of the authorized shares of Preferred Stock are hereby designated "Series E Preferred Stock" (the "Series E Preferred").

         D. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred are as follows:

                  1.       DIVIDEND RIGHTS.

                           a.       Holders of Series A Preferred, Series B
Preferred and Series E Preferred, in preference to the holders of Series C Preferred, Series D Preferred and the holders of any other stock of the Company ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the applicable "Original Issue Price" per annum on each outstanding share of Series A Preferred, Series B Preferred and Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). After payment of any dividends required to be paid to the holders of Series A Preferred, Series B Preferred and Series E Preferred, holders of Series C Preferred and Series D Preferred, in preference to the holders of any Junior Stock, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the applicable "Original Issue Price" per


                                       2.

annum on each outstanding share of Series C Preferred and Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series A Preferred shall be sixty-six cents ($0.66) (the "Series A Original Issue Price"). The Original Issue Price of the Series B Preferred shall be seventy-five cents ($0.75) (the "Series B Original Issue Price"). The Original Issue Price of the Series C Preferred shall be four dollars and eighty cents ($4.80) (the "Series C Original Issue Price"). The Original Issue Price of the Series D Preferred shall be three dollars and twenty-five cents ($3.25) (the "Series D Original Issue Price"). The Original Issue Price of the Series E Preferred shall be three dollars and twenty-five cents ($3.25) (the "Series E Original Issue Price"). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

                           b.       So long as any shares of Series A Preferred,
Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above) on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Company's Board of Directors.

                  2.       VOTING RIGHTS.

                           a.       GENERAL RIGHTS. Except as otherwise provided
herein or as required by law, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.


                                       3.

                           b.       SEPARATE VOTE OF SERIES A PREFERRED, SERIES
B PREFERRED AND SERIES E Preferred. For so long as at least seven million five hundred eighteen thousand five hundred seven (7,518,507) shares of Series A Preferred, Series B Preferred and/or Series E Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred, Series B Preferred or Series E Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series A Preferred, Series B Preferred and Series E Preferred, voting together as a single class, shall be necessary for effecting or validating the following actions:

                                    (i)      Any amendment, alteration, or
repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation);

                                    (ii)     Any increase or decrease in the
authorized number of shares of Common Stock or Preferred Stock;

                                    (iii)    Any redemption, repurchase, payment
of dividends or other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer);

                                    (iv)     Any agreement by the Company or its
stockholders regarding an Acquisition or Asset Transfer (each as defined in Section 3(d));

                                    (v)      Any voluntary dissolution or
liquidation of the Company; or

                                    (vi)     Any increase or decrease in the
authorized number of members of the Company's Board of Directors.

                           c.       SEPARATE VOTE OF SERIES A PREFERRED. For so
long as at least one million (1,000,000) shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

                                    (i)      Any amendment, alteration, or
repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation) that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred so as to affect them adversely; or

                                    (ii)     Any authorization or any
designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series A Preferred in


                                       4.

right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series.

                           d.       SEPARATE VOTE OF SERIES B PREFERRED. For so
long as at least four million seven hundred forty-one thousand five hundred eighty-three (4,741,583) shares of Series B Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series B Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred shall be necessary for effecting or validating the following actions:

                                    (i)      Any amendment, alteration, or
repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation) that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred so as to affect them adversely; or

                                    (ii)     Any authorization or any
designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series B Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series.

                           e.       SEPARATE VOTE OF SERIES D PREFERRED. For so
long as at least one million (1,000,000) shares of Series D Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series D Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series D Preferred shall be necessary for affecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation) that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series D Preferred so as to affect them adversely in a manner different from that of the other series of Preferred Stock. Notwithstanding the foregoing, no separate vote or written consent of the holders of the outstanding Series D Preferred shall be necessary for any authorization or any designation, whether by reclassification or otherwise, or any issuance, of any class or series of stock or any other securities convertible into equity securities of the Company ranking PARI PASSU with or senior to the Series D Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such class or series.

                           f.       SEPARATE VOTE OF SERIES E PREFERRED. For so
long as at least one million seven hundred seventy-six thousand nine hundred twenty-four (1,776,924) shares of Series E Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series E Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series E Preferred shall be necessary for effecting or validating the following actions:


                                       5.

                                    (i)      Any amendment, alteration, or
repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation) that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series E Preferred so as to affect them adversely; or

                                    (ii)     Any authorization or any
designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series E Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series.

                           g.       ELECTION OF BOARD OF DIRECTORS. For so long
as at least one million (1,000,000) shares of Series A Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A Preferred), the holders of Series A Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. For so long as at least four million seven hundred forty-one thousand five hundred eighty-three (4,741,583) shares of Series B Preferred remaining outstanding the holders of Series B Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. The holders of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class, shall be entitled to elect up to three (3) additional members of the Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

                  3.       LIQUIDATION RIGHTS.

                           a.       Upon any liquidation, dissolution, or
winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series C Preferred, Series D Preferred or the holders of any Junior Stock, the holders of Series A Preferred, Series B Preferred and Series E Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series A Preferred, Series B Preferred or Series E Preferred, as the case may be, equal to the applicable Original Issue Price plus all declared and unpaid dividends on the Series A Preferred, Series B Preferred or Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred, Series B Preferred or Series E Preferred held by them.

                           b.       After the payment of the full liquidation
preference of the Series A Preferred, Series B Preferred and Series E Preferred as set forth in Section 3(a) above, before any distribution or payment shall be made to the holders of any Junior Stock the holders of Series C Preferred and Series D Preferred shall be entitled to be paid out of the assets of the Company an


                                       6.

amount per share of Series C Preferred or Series D Preferred, as the case may be, equal to the applicable Original Issue Price plus all declared and unpaid dividends on the Series C Preferred or Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series C Preferred or Series D Preferred held by them.

                           c.       After the payment of the full liquidation
preference of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred as set forth in Sections 3(a) and 3(b) above, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred on an as-if-converted to Common Stock basis.

                           d.       The following events shall be considered a
liquidation under this Section unless such event results in automatic conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred pursuant to Section 4(b)(i)(C):

                                    (i)      any consolidation or merger of the
Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

                                    (ii)     a sale, lease or other disposition
of all or substantially all of the assets of the Company (an "Asset Transfer").

                           e.       If, upon any liquidation, distribution, or
winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred, Series B Preferred and Series E Preferred of the liquidation preference set forth in Section 3(a), then such assets shall be distributed among the holders of Series A Preferred, Series B Preferred and Series E Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                           f.       If, upon any liquidation, distribution, or
winding up, after making payment in full to all holders of Series A Preferred, Series B Preferred and Series E Preferred, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred and Series D Preferred of the liquidation preference set forth in Section 3(b), then such assets shall be distributed among the holders of Series C Preferred and Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

                  4.       CONVERSION RIGHTS.

                           The holders of the Series A Preferred, Series B
Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall have the following rights with respect


                                       7.

to the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred into shares of Common Stock (the "Conversion Rights"):

                           a.       OPTIONAL CONVERSION. Subject to and in
compliance with the provisions of this Section 4 (and in particular Section 4(d)), any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate," "Series B Preferred Conversion Rate," "Series C Preferred Conversion Rate," "Series D Preferred Conversion Rate," or "Series E Preferred Conversion Rate," as applicable, then in effect (determined as provided in Section 4(c)) by the respective number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred being converted.

                           b.       AUTOMATIC CONVERSION.

                                    (i)      Each share of Series A Preferred,
Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price or Series E Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least sixty-six and two thirds percent (66 2/3%) of the outstanding shares of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred, voting together as a single class, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock, at a public offering price (prior to any underwriters' discounts or commissions) equal to or greater than [$3.25] per share (as adjusted for stock splits, dividends, recapitalizations and the like) for the account of the Company in which the equity of the Company is valued at no less than $120,000,000 in the aggregate (the "Minimum Transaction Value"); or (C) immediately prior to the closing of any Acquisition in which (i) the equity of the Company is valued at no less than the Minimum Transaction Value and (ii) the Stockholders of the Company immediately prior to such transaction receive cash or securities that are not restricted stock for purposes of the Securities Act and are tradable on a national securities exchange or automated quotation system having a value at the time of such closing of at least [$3.25] per share of Common Stock of the Company (as adjusted for stock splits, dividends, recapitalizations and the like). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(e). The number of shares of Common Stock to which a holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate," the "Series B Preferred Conversion Rate," the "Series C Preferred Conversion Rate," the "Series D Preferred Conversion Rate," or the "Series E Preferred Conversion Rate" then in effect (determined as provided in Section 4(c)) by the respective number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred being converted.


                                       8.

                                    (ii)     Upon the occurrence of an event
specified in paragraph (i) above, the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of
Section 4(e).

                           c.       SERIES A PREFERRED, SERIES B PREFERRED,
SERIES C PREFERRED, SERIES D PREFERRED AND SERIES E PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price by the "Series A Preferred Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Preferred Conversion Rate") shall be the quotient obtained by dividing the Series B Original Issue Price by the "Series B Preferred Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Preferred Conversion Rate") shall be the quotient obtained by dividing the Series C Original Issue Price by the "Series C Preferred Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series D Preferred (the "Series D Preferred Conversion Rate") shall be the quotient obtained by dividing the Series D Original Issue Price by the "Series D Preferred Conversion Price," calculated as provided in Section 4(d). The conversion rate in effect at any time for conversion of the Series E Preferred (the "Series E Preferred Conversion Rate") shall be the quotient obtained by dividing the Series E Original Issue Price by the "Series E Preferred Conversion Price," calculated as provided in Section 4(d).

                           d.       SERIES A PREFERRED, SERIES B PREFERRED,
SERIES C PREFERRED, SERIES D PREFERRED AND SERIES E PREFERRED CONVERSION PRICE. The conversion price for the Series A Preferred shall initially be the Series A Original Issue Price (the "Series A Preferred Conversion Price"). The conversion price for the Series B Preferred shall initially be the Series B Original Issue Price (the "Series B Preferred Conversion Price"). The conversion price


                                       9.

for the Series C Preferred shall initially be the Series C Preferred Conversion Price (the "Series C Preferred Conversion Price"). The conversion price for the Series D Preferred shall initially be the Series D Preferred Conversion Price (the "Series D Preferred Conversion Price"). The conversion price for the Series E Preferred shall initially be the Series E Preferred Conversion Price. Such initial Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred Conversion Prices shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price or the Series E Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted, the Series B Preferred Conversion Price as so adjusted, the Series C Preferred Conversion Price as so adjusted, the Series D Preferred Conversion Price as so adjusted, and the Series E Preferred Conversion Price as so adjusted, respectively.

                           e.       MECHANICS OF CONVERSION. Each holder of
Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                           f.       ADJUSTMENT FOR STOCK SPLITS AND
COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series E Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price and the Series E Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price and the Series E Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(f) shall


                                      10.

become effective at the close of business on the date the subdivision or combination becomes effective.

                           g.       ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND
DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price and the Series E Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price or the Series E Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price and the Series E Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price and the Series E Preferred Conversion Price shall be adjusted pursuant to this Section 4(g) to reflect the actual payment of such dividend or distribution.

                           h.       ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE
AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.


                                      11.

                           i.       REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4, as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price or Series E Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                           j.       SALE OF SHARES BELOW SERIES A PREFERRED,
SERIES B PREFERRED, SERIES D PREFERRED AND SERIES E PREFERRED CONVERSION PRICE.

                                    (i)      If at any time or from time to time
after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 4(j) to have issued or sold, Additional Shares of Common Stock (as defined in Section 4(j)(v) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(g) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4(f) above, for an Effective Price (as defined in Section 4(j)(v) below) less than the then effective Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series E Preferred Conversion Price, then and in each such case the then existing Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series E Preferred Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series E Preferred Conversion Price, as the case may be, by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in Section 4(j)(iii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Preferred Conversion Price, Series B Preferred Conversion Price or Series E Preferred Conversion Price, and
(ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the


                                      12.

then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

                                    (ii)     If at any time after the Original
Issue Date and prior to January 1, 2001, the Company shall issue or be deemed to have issued Additional Shares of Common Stock for an Effective Price per share of less than the then effective Series D Preferred Conversion Price, then the Series D Preferred Conversion Price then in effect shall be adjusted to equal the Effective Price per share for which such Additional Shares of Common Stock were issued or deemed to have been issued. This Section 4(j)(ii) shall terminate and be of no further force or effect from and after January 1, 2001.

                                    (iii)    For the purpose of making any
adjustment required under this Section 4(j), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in Section 4(j)(iv)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                    (iv)     For the purpose of the adjustment
required under this Section 4(j), if the Company issues or sells (A) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (B) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series D Preferred Conversion Price or Series E Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; PROVIDED that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function


                                      13.

of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; PROVIDED further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; PROVIDED further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series D Preferred Conversion Price or Series E Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series D Preferred Conversion Price or Series E Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series D Preferred Conversion Price or Series E Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, PROVIDED that such readjustment shall not apply to prior conversions of Series A Preferred, Series B Preferred, Series D Preferred or Series E Preferred.

                                    (v)      "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(j), whether or not subsequently reacquired or retired by the Company other than (A) shares of Common Stock issued or issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued or issuable pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued or issuable for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (D) shares of Common Stock issued or issuable pursuant to any equipment loan or leasing arrangement, or debt financing from a bank or similar financial institution; and (E) shares of Common Stock issued or


                                      14.

issuable in connection with licensing transactions involving the Company and other entities, including (1) joint ventures, manufacturing, marketing or distribution arrangements or (2) technology transfer or development arrangements; PROVIDED that such transactions in (1) and (2) and the issuance of shares therein has been approved by at least five of the nine members of the Company's Board of Directors. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(j), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(j), for such Additional Shares of Common Stock.

                           k.       CERTIFICATE OF ADJUSTMENT. In each case of
an adjustment or readjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price or Series E Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, if the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price or the Series E Preferred Conversion Price, as the case may be, at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.

                           l.       NOTICES OF RECORD DATE. Upon (i) any taking
by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(d)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(d)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities)


                                      15.

for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                           m.       FRACTIONAL SHARES. No fractional shares of
Common Stock shall be issued upon conversion of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                           n.       RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           o.       NOTICES. Any notice required by the
provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                           P.       PAYMENT OF TAXES. The Company will pay all
taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred so converted were registered.


                                      16.

                           q.       NO DILUTION OR IMPAIRMENT. Without the
consent of the holders of then outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred as required under Section 2, the Company shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred against dilution or other impairment.

                  5.       REDEMPTION.

                           a.       The Series A Preferred, Series C Preferred,
Series D Preferred and Series E Preferred shall not be redeemable by the Company.

                           b.       The Company shall be obligated to redeem the
Series B Preferred as follows:

                                    (i)      At the individual option of each
holder of the then outstanding shares of Series B Preferred, the Company, to the extent it may lawfully do so, shall redeem the number of shares of Series B Preferred held by such holder that is specified in a written request for redemption (a "Redemption Request") delivered to the Company by the holder on or prior to the date that is sixty (60) days before the fifth anniversary of the Original Issue Date, which redemption shall occur in three (3) equal annual installments beginning on the fifth anniversary of the Original Issue Date, and ending on the date three (3) years from such first redemption date (each a "Redemption Date"). The Company shall effect such redemptions on the applicable Redemption Date by paying in cash in exchange for the shares of Series B Preferred to be redeemed a sum equal to the Series B Original Issue Price per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus declared and unpaid dividends with respect to such shares plus an amount equal to 8% of the Series B Original Issue Price per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) compounded annually from the second anniversary of the Original Issue Date through the applicable Redemption Date. The total amount to be paid for the Series B Preferred to be redeemed is hereinafter referred to as the "Redemption Price." The number of shares of Series B Preferred that the Company shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series B Preferred for which the Company timely received a Redemption Request that are outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section 5(b) shall be redeemed from each holder of Series B Preferred who has timely submitted a Redemption Request on a pro rata basis.

                                    (ii)     At least thirty (30) days but no
more than sixty (60) days prior to the first Redemption Date, the Company shall send a notice (a "Redemption Notice") to all holders of Series B Preferred to be redeemed setting forth (A) the Redemption Price for the


                                      17.

shares to be redeemed; and (B) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates. If the Company does not have sufficient funds legally available to redeem all shares to be redeemed at the Redemption Date, then it shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

                                    (iii)    On or after such Redemption Date,
each holder of shares of Series B Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Company is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as a holder of Series B Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; PROVIDED that in the event that shares of Series B Preferred are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series B Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

                                    (iv)     In the event of a call for
redemption of any shares of Series B Preferred, the Conversion Rights (as defined in Section 4) for such Series B Preferred shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

                  6. NO REISSUANCE OF SERIES A PREFERRED, SERIES B PREFERRED, SERIES C PREFERRED, SERIES D PREFERRED OR SERIES E PREFERRED.

                           No share or shares of Series A Preferred, Series B
Preferred, Series C Preferred, Series D Preferred or Series E Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

                                       V.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:


                                      18.

         A.       BOARD OF DIRECTORS

                  1.       POWERS AND NUMBER OF DIRECTORS

                           The management of the business and the conduct of the
affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors in the manner provided in the Bylaws and pursuant to Article IVD.2.g. herein.

                  2.       ELECTION OF DIRECTORS

                           Subject to the rights of the holders of any series of
Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. During such time or times that the Corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Section A.2.a of this Article V shall become effective and be applicable only when the Corporation is a "listed" Corporation within the meaning of
Section 301.5 of the CGCL.

                           a.       In the event that the Corporation is unable
to have a classified board under applicable law, Section 301.5 of the CGCL, Section A. 2. a. of this Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

                           b.       No stockholder entitled to vote at an
election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the Corporation (i) is subject to Section 2115(b) of the CGCL and (ii) is not or ceases to be a "listed" Corporation under
Section 301.5 of the CGCL. During this time, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the


                                      19.

stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  3.       REMOVAL OF DIRECTORS

                           a.       During such time or times that the
Corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

                           b.       At any time or times that the Corporation is
not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section A. 3. a. above shall no longer apply and removal shall be as provided in Section 141(k) of the DGCL.

                  4.       VACANCIES

                           a.       Subject to the rights of the holders of any
series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                           b.       If at the time of filling any vacancy or any
newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships,


                                      20.

or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                           c.       At any time or times that the Corporation is
subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then:

                                    (i)      Any holder or holders of an
aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

                                    (ii)     The Superior Court of the proper
county shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.

         B.       BYLAWS

                  1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                  2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                  3. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering, and, following the closing of the Initial Public Offering, no action shall be taken by the stockholders by written consent.

                  4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                       VI.

         A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

         B. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL,


                                      21.

subject, at any time or times the Corporation is subject to Section 2115(b) to the limits on such excess indemnification set forth in Section 204 of the CGCL.

         C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                     * * * *

         FOUR:    This Amended and Restated Certificate of Incorporation has
been duly approved by the Board of Directors of this Corporation.

         FIVE:    This Restated Certificate of Incorporation has been duly
adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was _________ shares of Common Stock, 4,545,456 shares of Series A Preferred, 21,333,334 shares of Series B Preferred, 1,041,667 shares of Series C Preferred, 1,538,462 shares of Series D Preferred and 6,722,327 shares of Series E Preferred. A majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred, a majority of the outstanding shares of Series B Preferred, a majority of the outstanding shares of Series D Preferred, a majority of the outstanding shares of Series E Preferred and 66 2/3% of the outstanding Series A Preferred, Series B Preferred and Series E Preferred voting together as a single class approved this Restated Certificate of Incorporation by written consent in accordance with
Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.


                                      22.

IN WITNESS WHEREOF, Elitra Pharmaceuticals Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary in San Diego, California this _______ day of _____, 2000.

                                            ELITRA PHARMACEUTICALS INC.


                                            By:
                                               ---------------------------------
                                                   Dr. Harry F. Hixson, Jr.,
                                                   President


ATTEST:



By:
   --------------------------
       Alana B. McNulty,
       Secretary